Exhibit 10.1
EQUAL ENERGY LTD.
STOCK OPTION PLAN (2010)
1.	Purpose of the Plan

1.1	The purpose of this stock option plan, as amended or varied from time to time, (the “Plan”) is to provide the Participants with an opportunity to purchase common shares (“Common Shares”) of Equal Energy Ltd. (the “Corporation”) and to benefit from the appreciation thereof. This proprietary interest in the Corporation will provide an increased incentive for the Participants to contribute to the future success and prosperity of the Corporation, thus enhancing the value of the Common Shares for the benefit of all the shareholders and increasing the ability of the Corporation and its Affiliates to attract and retain individuals of exceptional skill.

2.	Defined Terms

2.1	Where used herein, the following terms have the following meanings:
(a)	“Affiliate” means a corporation, partnership or trust that is affiliated with the Corporation (within the meaning of “affiliate” in the Securities Act (Alberta));
(b)	“Board” means the board of directors of the Corporation;
(c)	“Exchange” means the Toronto Stock Exchange or, if the Common Shares are not then listed and posted for trading on such exchange, then any stock exchange on which such Common Shares are listed and posted for trading or any other regulatory body having jurisdiction as may be selected for such purpose by the Board;
(d)	“Exercise Price” means the price per Common Share at which Common Shares may be purchased under the Stock Option, as the same may be adjusted in accordance with Articles 4 and 8 hereof;
(e)	“Participants” means the directors, officers, employees and consultants of the Corporation or one of its Affiliates to whom a Stock Option has been granted pursuant to the Plan of which all or a portion thereof remains unexercised. Participants also includes directors, officers, employees and consultants who have signed a written agreement to become a director, officer, employee or consultant of the Corporation or one of its Affiliates within 30 days of the written agreement;
(f)	“Stock Option” means an option to purchase Common Shares from treasury granted by the Board to a Participant, subject to the provisions contained herein; and
3.	Administration of the Plan
3.1	The Board shall administer this Plan. Stock Options granted under the Plan shall be granted in accordance with determinations made by the Board pursuant to the provisions of the Plan as to: the Participants to whom, and the time or times at which, the Stock Options will be granted; the number of Common Shares which shall be the subject of each Stock Option; the exercise period of the Stock Option, any vesting provisions attaching to the Stock Option; and the terms and provisions of the respective stock option agreements, provided, however, that each director, officer, employee or consultant shall have the right not to participate in the Plan and any decision not to participate shall not affect such person’s employment by or engagement with the Corporation. The Board shall ensure that Participants are eligible to participate under the Plan, and, if required by the Exchange, shall represent, confirm and provide evidence of such eligibility.
3.2	The exercise period of a Stock Option will not exceed 10 years.

3.3	Subject to the provisions of the Plan, the Board shall have the authority to construe and interpret the Plan and all stock option agreements entered into thereunder and may, from time to time, adopt such rules and regulations for administering this Plan as it may deem proper and in the best interests of the Corporation.

4.	Granting of Stock Options

4.1	The Board may, from time to time, grant Stock Options to the Participants. The grant of Stock Options will be subject to the conditions contained herein and may be subject to additional conditions determined by the Board for time to time. Each Stock Option granted hereunder shall be evidenced by an agreement in writing, signed on behalf of the Corporation and by the Participant, in such form as the Board shall approve. Each such agreement shall recite that it is subject to the provisions of this Plan.

4.2	Subject to adjustment as provided in Section 8 hereof, the number of Common Shares reserved for issuance from treasury to Participants under this Plan, together with any other security based compensation plan, will not exceed 10% of the issued and outstanding Common Shares calculated on an undiluted basis at the time of the grant.

4.3	Any grant of Stock Options under the Plan shall be subject to the following restrictions:
(a)	the aggregate number of Common Shares reserved for issuance pursuant to Stock Options granted to any one person may not exceed 5% of the outstanding Common Shares (on a non-diluted basis);
(b)	the aggregate number of Common Shares reserved for issuance pursuant to Stock Options granted to “insiders” (as defined in the TSX Company Manual) granted pursuant to the Plan and other security based compensation arrangements issued from treasury may not exceed 10% of the outstanding Common Shares (on a non-diluted basis);
(c)	the issuance of Common Shares to “insiders” pursuant to the Plan and other share compensation arrangements within a one year period may not exceed 10% of the outstanding Common Shares (on a non-diluted basis);
(d)	the issuance of Common Shares to any one “insider” pursuant to the Plan and other security based compensation arrangements within a one year period may not exceed 5% of the outstanding Common Shares (on a non-diluted basis); and
The aforementioned limits of Common Shares reserved for issuance may be formulated on a diluted basis with the consent of the Exchange.
4.4	The Corporation shall at all times during the term of the Plan reserve and keep available such number of Common Shares as will be sufficient to satisfy the requirements of the Plan.
4.5	All Stock Options granted pursuant to this Plan shall be subject to the applicable rules and policies of the Exchange and any regulatory body having jurisdiction.
4.6	A Participant who has been granted a Stock Option may, if otherwise eligible, be granted an additional Stock Option if the Board so determines.
5.	Exercise Price
5.1	The Board shall fix the Exercise Price at the time the Stock Option is granted to a Participant. In no event shall the price be less than the Market Price, which shall mean the closing trading price per Common Share on the Exchange on the last trading day preceding the date of the grant on which there was a closing price (the “Closing Price”) or, if the Common Shares are not listed on any stock exchange, the price determined by the Board in accordance with appropriate valuation methodology to be the fair market value thereof; provided that if the Board, in its sole discretion, determines that such Closing Price would not be representative of the market price of the Common Shares, then the Market Price shall mean the greater of the Closing Price and the weighted average price per Common Share for the Common Shares for five (5) consecutive trading days ending on the last day preceding the date of grant on which there was a closing price on the Exchange. The weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold on the Exchange during the said five (5) consecutive trading days by the total number of Common Shares so sold.
5.2	Once the Exercise Price has been determined by the Board and the Stock Option has been granted to an “insider”, the Exercise Price of such Stock Option may only be reduced if “disinterested” shareholder approval is obtained; provided that such “disinterested” shareholder approval is then a requirement of the Exchange or other regulatory body having jurisdiction.
6.	Term of Stock Option
6.1	The term of the Stock Option shall be a period of time fixed by the Board, not to exceed the maximum period of time permitted by the Exchange and, unless the Board determines otherwise, Stock Options shall be exercisable in whole or in part at any time during this period in accordance with such vesting provisions, conditions or limitations as are herein contained or as the Board may from time to time impose or as may be required by the Exchange.
6.2	Each Stock Option and all rights thereunder shall be expressed to expire at the end of the Stock Option term (“Expiry Time”), but shall be subject to earlier termination in accordance with Section 10 hereof.
6.3	Subject to any specific requirements of the Exchange, the vesting period or periods within the Stock Option term during which a Participant may exercise Stock Options or a portion thereof shall be determined by the Board.
6.4	In the event that the date determined by the Board of Directors on which a Stock Option will expire (the “Fixed Expiry Date”) falls within a period of time imposed by the Corporation upon certain designated persons during which those persons may not trade in any securities of the Corporation (a “Black-Out Period”), the expiry date of the Stock Option shall be the Fixed Expiry Date plus ten (10) business days from the date any Black-Out Period ends (the “Black-Out Expiration Term”). In the event that the Fixed Expiry Date falls within five (5) business days immediately after a Black-Out Period ends, the Black-Out Expiration Term shall be reduced by the number of days between the Fixed Expiry Date and the date the Black-Out Period ends.
7.	Exercise of Stock Option
7.1	Subject to the provisions of the Plan and the terms of any stock option agreement, a Stock Option or a portion thereof may be exercised, from time to time, by delivery to the Corporation’s principal office in Calgary, Alberta of notice in writing signed by the Participant or the Participant’s legal personal representative and addressed to the Corporation (the “Exercise Notice”). The Exercise Notice shall state the intention of the Participant or the Participant’s legal personal representative to exercise the said Stock Option or a portion thereof and the number of Common Shares in respect of which the Stock Option is then being exercised. The Exercise Notice shall contain the Participant’s undertaking to comply, to the satisfaction of the Corporation, with all applicable requirements of the Exchange and any applicable regulatory authorities.
7.2	The Exercise Notice shall be accompanied by the full purchase price of the Common Shares which are the subject of the exercise. Alternatively, the Participant may exercise his or her Stock Option through any “cashless exercise” programme which the Corporation may offer at the relevant time through a licensed investment dealer.

8.	Adjustments in Common Shares
8.1	If the outstanding Common Shares of the Corporation are increased, decreased, changed into or exchanged for a different number or kind of common shares of the Corporation through re-organization, merger, re-capitalization, re-classification, share distribution, subdivision or consolidation, an appropriate and proportionate adjustment shall be made by the Board, in its discretion, in the number or kind of common shares optioned and the exercise price per common share, as regards to previously granted and unexercised Stock Options or portions thereof, and as regards to Stock Options which may be granted subsequent to any such change in the Corporation’s equity.
8.2	Upon the liquidation, dissolution or termination of the Corporation or upon a re-organization, merger or consolidation of the Corporation with one or more trusts or corporations as a result of which the Corporation is not the surviving entity, or upon the sale of all or substantially all of the assets of the Corporation to another person, the Common Shares subject to any Stock Option granted hereunder shall immediately vest and all Participants then entitled to exercise an unexercised portion of Stock Options then outstanding shall have the right at such time to exercise their Stock Options to the full extent not theretofore exercised. Notwithstanding the provisions of this subsection 8.2, Stock Options granted hereunder shall not immediately vest, and Participants shall not be entitled to exercise an unexercised portion of Stock Options if: (i) a re-organization, merger or consolidation of the Corporation, whereby the Corporation is not the surviving entity, is with one or more trusts or corporations, all of which are wholly-owned subsidiaries of the Corporation; (ii) if, following such re-organization, merger or consolidation, the shareholders of the Corporation continue to hold more than 50% of the voting securities of the surviving entity; or (iii) if the sale of all or substantially all of the assets of the Corporation to another person or persons who are wholly-owned subsidiaries of the Corporation.
8.3	A Stock Option may provide that whenever the Corporation’s shareholders receive a “take-over bid” as defined in the Securities Act (Alberta), as amended from time to time, or any successor legislation thereto, pursuant to which the “offeror” would, as a result of such take-over bid if successful, beneficially own in excess of 50% of the outstanding Common Shares of the Corporation (a “Control Bid”), the Board may, at its option, require the acceleration of the vesting time for the exercise of such Stock Option to allow the Participant to exercise such Stock Option (including in respect of Common Shares not otherwise vested at such time) for the purpose of tendering the Common Shares received thereon to the Control Bid.
8.4	Determinations by the Board as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. The Corporation shall not be obligated to issue fractional securities in satisfaction of any of its obligations hereunder.
9.	Decisions of the Board
9.1	All decisions and interpretations of the Board respecting the Plan or Stock Options granted thereunder shall be conclusive and binding on the Corporation, the Affiliates and the Participants and their legal personal representatives and on all directors, officers, employees and consultants of the Corporation and of the Affiliates who are eligible to participate under the Plan.
10.	Ceasing to be a Director, Officer, Employee or Consultant
10.1	In the event the Participant ceases to be a director, officer, employee or consultant of the Corporation or any Affiliate for any reason other than death, including the resignation or retirement of the Participant as a director, officer, employee or consultant of the Corporation or an Affiliate, the termination by the Corporation or an Affiliate of the employment of the Participant, or the removal of the Participant as a director of the Corporation or an Affiliate prior to the Expiry Time, all Stock Options held by such Participant shall cease and terminate within thirty (30) days following the effective date of such resignation, retirement or removal or within thirty (30) days following the date notice of termination of employment is given by the Corporation or an Affiliate, subject to such shorter period as may be otherwise specified in the stock option agreement, whether such termination is with or without reasonable notice, and shall be of no further force or effect whatsoever as to the Common Shares in respect of which such Stock Options have not previously been exercised.
10.2	Notwithstanding the foregoing, in the event of termination of a Participant for cause, all Stock Options held by such Participant shall cease and terminate immediately upon the date notice of termination of employment for cause is given to the Participant by the Corporation or an Affiliate and shall be of no further effect whatsoever as to the Common Shares in respect of which such Stock Options have not previously been exercised.
10.3	In the event of the death of a Participant prior to the Expiry Time, Stock Options held by such Participant may be exercised as to the Common Shares in respect of which such Stock Options have not previously been exercised (and as the Participant would have been entitled to purchase), by the legal personal representatives of the Participant at any time up to and including (but not after) a date one (1) year from the date of death of the Participant, unless a shorter time is specifically set out in the Participant’s stock option agreement, or the Expiry Time, whichever occurs first, after which date such Stock Options shall forthwith expire and terminate and be of no further force or effect whatsoever.
10.4	Stock Options shall not be affected by any change in status of the Participant where the Participant continues to be employed by or serves as a director or officer of or consultant to the Corporation or any of its Affiliates.
11.	Transferability
11.1	All benefits, rights and Stock Options accruing to any Participant in accordance with the terms and conditions of the Plan are non-transferable, non-assignable and are exercisable only by the Participant to whom the Stock Option was granted unless specifically provided herein or to the extent, if any, permitted by the Exchange.
12.	Amendment or Discontinuance of Plan
12.1	The Board may amend, suspend or terminate the Plan, or any portion thereof or any Stock Option, at any time, and may do so without shareholder approval, subject to those provisions of applicable law, if any, that require the approval of shareholders or any governmental or regulatory body (including without limitation the Exchange). Without limiting the generality of the foregoing, the Board may make the following types of amendments to the Plan without seeking shareholder approval (any amendment to this Plan will take effect only with respect to Stock Options granted after the effective date of the amendment, provided that it may apply to any outstanding Stock Options with the mutual consent of the Corporation and the Service Providers to whom the Stock Options have been granted):
(a)	amendments of a “housekeeping” nature, including curing ambiguities, errors or omission in the Plan or to correct or supplement any provision of the Plan that is inconsistent with any other provisions of the Plan;
(b)	amendments necessary to comply with the provisions of applicable law;
(c)	amendments respecting administration of the Plan;
(d)	any amendment to the vesting provisions;
(e)	any amendment to the termination provisions which does not entail an extension beyond the original expiry date;

(f)	the addition of any form of financial assistance including an amendment to a financial assistance provision which is more favourable to eligible participants; and
(g)	any other amendment, whether fundamental or otherwise, not requiring Shareholder approval under applicable law.
13.	Participants’ Rights
13.1	Until the Common Shares granted pursuant to any Stock Option have been issued in accordance with the terms of this Plan, the Participant to whom the Stock Options have been granted will not possess any incidents of ownership of the Common Shares and the right to exercise voting rights in respect of the Common Shares. The Participant will only be considered a shareholder in respect of the Common Shares when the issuance has been entered upon the records of the duly authorized transfer agent of the Corporation.
13.2	Nothing in the Plan or any Stock Option shall confer upon any Participant any rights to continue in the employ of the Corporation or any Affiliate or affect in any way the right of the Corporation or any such Affiliate to terminate the employment of the Participant at any time; nor shall anything in the Plan or any Stock Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any such Affiliate to extend the employment of any Participant beyond the time such Participant would normally retire pursuant to the provisions of any present or future retirement plan of the Corporation or any Affiliate, or beyond the time at which he would otherwise be retired pursuant to the provisions of any contract of employment with the Corporation or any Affiliate.
14.	Approvals
14.1	This Plan shall be subject to approval by the shareholders and to acceptance by the Exchange.
14.2	Any Stock Options granted prior to such approval and acceptance shall be conditional upon such approval and acceptance being given and no such Stock Options may be exercised unless and until such approval and acceptance is given.
15.	Government Regulation
15.1	The Corporation’s obligation to issue and deliver Common Shares under any Stock Option is subject to:
(a)	the satisfaction of all requirements under applicable securities laws in respect thereof and obtaining all regulatory approvals as the Board shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;
(b)	the admission of such Common Shares to listing on any stock exchange on which such Common Shares may then be listed; and
(c)	the receipt from the Participant of such representation, warranties, agreements and undertakings as to future dealings in such Common Shares as the Corporation determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.
In this regard, the Corporation shall take all reasonable steps to obtain such approvals and registrations as may be necessary for the issuance of such Common Shares and for the listing of such Common Shares on the Exchange, in compliance with applicable securities laws. If any Common Shares cannot be issued to any Participant for whatever reason, the obligation of the Corporation to issue such Common Shares shall terminate and the Exercise Price paid to the Corporation will be returned to the Participant.

16.	Costs
16.1	The Corporation shall pay all costs of administering the Plan.
17.	Interpretation
17.1	This Plan shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.
18.	Compliance with Applicable Law
18.1	If any provision of the Plan or any Stock Option contravenes any law or any order, policy, by-law or regulation of any regulatory body or the Exchange, then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.
19.	Effective Date of Plan
19.1	The Plan will take effect on May 31, 2010 subject to acceptance of the Plan by the Exchange and any other relevant regulatory authority.